Exhibit 99.1

FOR IMMEDIATE RELEASE

Charah Solutions Appoints Scott Sewell as President and Chief Executive Officer

LOUISVILLE, KY January 23, 2019 — Charah® Solutions, Inc. (NYSE: CHRA) (“Charah” or the “Company”), a leading provider of environmental and maintenance services to the power generation industry, today announced that Scott Sewell has been appointed President and Chief Executive Officer (CEO), and to Charah’s Board of Directors. Mr. Sewell’s appointment follows the decision by the Board that the time is right for Charles Price to step down as President and CEO, and as a director of the Company given the Company’s recent IPO and its natural progression as a public company. These changes are effective as of today.

Mr. Sewell joined Charah in 2008 as an Operations Manager and held the positions of Vice President of Operations and Senior Vice President of Operations until 2013 when he was appointed Chief Operating Officer (COO). As COO, Mr. Sewell was responsible for maintaining oversight of Charah operations, safety management, business development and utility relations. Prior to joining Charah, he worked for Bechtel Corporation from 2002 until 2007.

“Charah is known throughout the industry as a leading provider of environmental and maintenance services for the power generation industry. With Scott’s more than 10 years of operating experience at Charah and intimate knowledge of Charah’s longstanding customer relationships and multiple business opportunities, the Board is confident in his abilities to take the Company to the next level of performance,” said Stephen Tritch, Chairman of the Board of Directors. “On behalf of the Board, we thank Charles for his leadership, foresight and significant contributions in creating, growing and making Charah the industry leader it is today.”

“It is an honor to be appointed President and CEO, and I look forward to building upon Charah’s strong foundation to accelerate its success as we continue to execute on our robust pipeline of opportunities and capitalize on the growing need for environmental remediation,” said Mr. Sewell. “Working closely with the Board and the rest of our seasoned management team, I am confident that we can further deliver the innovative solutions our customers have come to expect from Charah, while driving value for our shareholders and supporting our employees.”

About Charah Solutions, Inc.

With 30 years of experience, Charah® Solutions, Inc. is a leading provider of environmental and maintenance services to the power generation industry. Based in Louisville, Kentucky, Charah Solutions assists utilities with all aspects of managing, recycling and remediating ash byproducts generated from the combustion of coal in the production of electricity as well as routine power plant maintenance and outage services for coal and nuclear energy providers. The Company also designs and implements environmental solutions for ash pond management and closure, landfill construction, fly ash and slag sales, and structural fill projects. Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit www.charah.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor and Media Contact:

Ed Trissel / Kate Clark / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449